UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Silverback Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

500 Fairview Ave. N, Suite 600

Seattle, Washington 98109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Silverback Therapeutics, Inc., a Delaware corporation, to be held on Friday, June 10, 2022 at 10:00 a.m. Pacific Time. In light of public health concerns regarding the COVID-19 pandemic, to protect the health and safety of our stockholders and employees and facilitate stockholder participation in the Annual Meeting, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/SBTX, where you will be able to listen to the meeting live, submit questions, and vote. The Annual Meeting is being held for the following purposes.

1.	To elect the two nominees for Class II director named in the accompanying proxy statement to serve for three-year terms until the 2025 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/SBTX prior to the deadline of Thursday, June 9, 2022 at 5:00 p.m. Eastern Time. You will not be able to attend the Annual Meeting in person.

Our Board of Directors recommends a vote “FOR” the election of both of the nominees for director to our Board of Directors and “FOR” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. The accompanying Proxy Statement contains additional information and should be carefully reviewed by stockholders.

The record date for the Annual Meeting is April 11, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Laura Shawver
Laura Shawver, Ph.D. Chief Executive Officer

Seattle, Washington

April 28, 2022

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting, you are urged to cast your vote as soon as possible. You may vote your shares via the internet or via a toll-free telephone number by following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card. In addition, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. Submitting a proxy card will not prevent you from attending the Annual Meeting and voting at the Annual Meeting if you so desire. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

500 Fairview Ave. N, Suite 600

Seattle, Washington 98109

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 10, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

We have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Silverback Therapeutics, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Silverback”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting (the “Annual Meeting”). Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent a Notice to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 28, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second notice, on or after May 8, 2022.

What is the format of the Annual Meeting?

In light of public health concerns regarding the COVID-19 pandemic, to protect the health and safety of our stockholders and employees and facilitate stockholder participation in the Annual Meeting, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

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To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/SBTX prior to the deadline of Thursday, June 9, 2022 at 5:00 p.m. Eastern Time and provide the control number as set forth in the Notice, or proxy card, or voting instruction form at www.proxydocs.com/SBTX. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting.

•	Any stockholder may listen to the Annual Meeting and participate live via webcast at www.proxydocs.com/SBTX. The webcast will begin at 10:00 a.m. Pacific Time on June 10, 2022.

•	Stockholders may vote and submit questions during the Annual Meeting via live webcast.

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To enter the meeting, please have your control number which is available on your Notice, your proxy card or the instructions that accompanied your proxy materials. If you do not have your control number, you will be able to listen to the meeting only and you will not be able to vote or submit questions during the meeting.

•	Instructions on how to connect to and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/SBTX.

We do not intend to post questions received during the Annual Meeting on our website.

Can I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast on the internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the internet at www.proxydocs.com/SBTX. The webcast will start at 10:00 a.m. Pacific Time on June 10, 2022. Stockholders may vote and submit questions while connected to the Annual Meeting on the internet.

Why are we holding a virtual Annual Meeting?

This year we have implemented a virtual format for our Annual Meeting, which will be conducted via live audio webcast and online stockholder tools. We believe a virtual format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world at no cost (other than any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies). A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. During the Annual Meeting, we may answer questions submitted during the Annual Meeting and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits. We do not intend to post questions received during the Annual Meeting on our website.

What do I need to be able to participate in the Annual Meeting online?

To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/SBTX prior to the deadline of Thursday, June 9, 2022 at 5:00 p.m. Eastern Time and provide the control number as provided described in the Notice, or proxy card, or voting instruction form at www.proxydocs.com/SBTX. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting.

You will need the control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials to be able to vote your shares or submit questions during the Annual Meeting. If you do not have your control number, you will be able to listen to the meeting only—you will not be able to vote or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/SBTX.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 11, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were 35,145,281 shares of common stock outstanding and entitled to vote. A list of our stockholders of record will be open for examination by any stockholder beginning ten days prior to the Annual Meeting at our headquarters located at 500 Fairview Ave. N, Suite 600, Seattle, WA 98109. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (206) 456-2900 or writing to them at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on April 11, 2022 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 11, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your brokerage firm, bank, dealer, or other similar organization.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: Election of the two nominees for Class II director named in this Proxy Statement to serve for three-year terms until the 2025 Annual Meeting of Stockholders.

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Proposal 2: Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors, you may either vote “For” both of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or you may abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using the proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

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To vote online during the Annual Meeting, follow the instructions posted at www.proxydocs.com/SBTX. You must register in advance at www.proxydocs.com/SBTX prior to the deadline of Thursday, June 9, 2022 at 5:00 p.m. Eastern Time to be able to vote during the Annual Meeting.

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To vote over the telephone, dial toll-free (866) 355-8664 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the proxy card that we may deliver. Your telephone vote must be received by 10:00 a.m. Pacific Time on June 10, 2022 to be counted.

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To vote through the internet, go to www.proxypush.com/SBTX to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the proxy card that we may deliver. Your internet vote must be received by 10:00 a.m. Pacific Time on June 10, 2022 to be counted.

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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Silverback. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank, or other agent. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact that organization to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 11, 2022.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the internet, or at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, without your instructions, your broker or nominee may not vote your shares on Proposal 1 but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director named in this Proxy Statement, and “For” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 500 Fairview Ave. N, Suite 600, Seattle, WA 98109. To be timely, a written notice revoking your proxy must be received by 10:00 a.m. Pacific Time on June 10, 2022.

•	You may attend and vote during the Annual Meeting, which will be hosted via the internet. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by your broker, bank, or other agent with respect to changing your vote.

When are stockholder proposals and director nominations due for the 2023 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 29, 2022, to the attention of our Corporate Secretary at 500 Fairview Ave. N, Suite 600, Seattle, WA 98109. If you wish to submit a proposal (including a director nomination) at the 2023 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, your written request must be received by our Corporate Secretary between February 10, 2023 and March 12, 2023, provided that, if our 2023 Annual Meeting of Stockholders is earlier than May 11, 2023 or later than July 10, 2023, your written request must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements and any additional requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2023.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold,” and broker non-votes; and, with respect to Proposal 2, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have no effect on Proposal 1. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank, or other agent.

How many votes are needed to approve each proposal?

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For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present virtually at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

•	To be approved, the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 must receive “For” votes from the holders of a majority of shares present virtually at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present virtually at the Annual Meeting or represented by proxy. On the record date, there were 35,145,281 shares outstanding and entitled to vote. Thus, the holders of at least 17,572,641 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present virtually at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board of Directors currently consists of nine members. There are three directors in Class II, whose term of office expires at the Annual Meeting: Andrew Powell, J.D., Thilo Schroeder, Ph.D., and Peter Thompson, M.D., Ph.D. Dr. Schroeder is not standing for re-election as a member of the Board of Directors at the Annual Meeting, and our Board size will be reduced from nine to eight members effective after the conclusion of the Annual Meeting, provided that our director nominees are elected by stockholders at the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Mr. Powell and Dr. Thompson, each current directors of the Company, were each recommended for nomination to the Board of Directors at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board of Directors. If elected at the Annual Meeting, each of these nominees for director would serve for a three-year term until our 2025 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. All of the directors attended the 2021 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, the two nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted “For” the election of the two nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct the Company’s business. The Nominating and Corporate Governance Committee and the Board of Directors also seek to attain diversity and balance among directors of race, gender, geography, thought, viewpoints, and backgrounds. To those ends, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members through diversity and who also exhibit integrity, collegiality, sound business judgment, and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director/nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

Nominees for Election for a Three-year Term Expiring at the 2025 Annual Meeting

Andrew Powell, J.D., 64, has served as a member of our Board of Directors since October 2020. Mr. Powell has also served as a member of the board of directors of Aclaris Therapeutics, Inc. since January 2017 and Landec Corporation since October 2018. Mr. Powell served as a member of the board of directors of Synthorx, Inc. from December 2018 until its acquisition by Sanofi in January 2020. Previously, Mr. Powell has served as the Senior Vice President, General Counsel and Corporate Secretary of Medivation, Inc. from May 2015 until November 2016, when the company was acquired by Pfizer, Inc. Mr. Powell served as Senior Vice President, General Counsel and Corporate Secretary of InterMune, Inc. from September 2013 to March 2015, when the company was acquired by Roche. From 2009 to 2013, he served as Executive Vice President, General Counsel and Secretary at Cornerstone Therapeutics, Inc. and from 2004 to 2008, he was General Counsel at Collagenex Pharmaceuticals, Inc. Earlier in his career, Mr. Powell held positions of increasing responsibility for nearly 15 years at the multi-national healthcare company Baxter International, Inc., and was an associate of Gibson, Dunn & Crutcher, a multinational law firm. Mr. Powell holds a B.A. in English from the University of North Carolina at Chapel Hill and a J.D. from Stanford Law School.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Powell’s unique expertise in the areas of commercialization strategy, governance, compliance, licensing, and mergers and acquisitions qualify him to serve on our Board of Directors.

Peter Thompson, M.D., 62, is one of our co-founders and has served as Chairman of our Board of Directors since April 2016. Dr. Thompson previously served as our Chief Executive Officer from April 2016 until April 2020. Dr. Thompson is a Partner at OrbiMed Advisors LLC, an investment firm. Dr. Thompson has also served on the board of directors of Prevail Therapeutics, Inc. since August 2017, Alpine Immune Sciences, Inc. since July 2017, Corvus Pharmaceuticals, Inc. since December 2014, and PMV Pharmaceuticals, Inc. since November 2014, as well as several private companies. Previously, Dr. Thompson served on the board of Synthorx, Inc. until its acquisition by Sanofi in January 2020, Adaptimmune Therapeutics plc until June 2018, Principia Biopharma Inc. until September 2018, and Sierra Oncology, Inc. until December 2015. Dr. Thompson also previously served in executive leadership roles at Trubion Pharmaceuticals, Inc., Chiron Corporation, and Becton, Dickinson and Company. Dr. Thompson is an Affiliate Professor of Neurosurgery at the University of Washington. In addition, Dr. Thompson holds numerous patents and was a board-certified internist and oncologist. Dr. Thompson holds a Sc.B. and B.A in mathematics and molecular biology from Brown University and an M.D. from Brown University Medical School.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Thompson’s experience in management and venture capital in the biopharmaceutical industry provides him with the qualifications and skills to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2023 Annual Meeting

Saqib Islam, J.D., 52, has served as a member of our Board of Directors since July 2017. Mr. Islam has also served as the Chief Executive Officer and a member of the board of directors of Springworks Therapeutics, Inc. since August 2018. In addition, Mr. Islam has also served on the board of directors of Passage Bio, Inc. since March 2019. From February 2016 to August 2017, Mr. Islam served as Chief Business Officer at Moderna Therapeutics, Inc. From February 2013 to February 2016, Mr. Islam was Executive Vice President, Chief Strategy and Portfolio Officer at Alexion Pharmaceuticals, Inc. Prior to joining Alexion, Mr. Islam served in various Managing Director positions at Morgan Stanley and Credit Suisse. Mr. Islam holds a B.A. from McGill University and a J.D. from Columbia Law School.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Islam is qualified to serve on our Board of Directors based on his experience and expertise in operations management and executive leadership at various biopharmaceutical companies.

Jonathan Root, M.D., 62, has served as a member of our Board of Directors since March 2020. Dr. Root has also served as a member of the boards of directors of Inari Medical, Inc. since September 2011. Previously, Dr. Root served as a member of the board of directors of OncoMed Pharmaceuticals, Inc., from August 2004 until its merger with Mereo BioPharma Group plc in April 2019. Dr. Root has served as a member of the board of directors for a number of privately held companies, including Cleave Therapeutics, Edgewise Therapeutics, and eFFECTOR Therapeutics. In addition, Dr. Root has also served as the Managing Member of several U.S. Venture Partners’ funds since 1998. Dr. Root holds an A.B. from Dartmouth College, an M.D. from University of Florida, College of Medicine, and an MBA from Columbia Business School

The Nominating and Corporate Governance Committee and the Board of Directors believe Dr. Root’s medical, management and directorship experience in the healthcare industry qualified him to serve on our Board of Directors.

Laura Shawver, Ph.D., 64, has served as our Chief Executive Officer and member of our Board of Directors since April 2020. Dr. Shawver has also served as a member of the board of directors for Relay Therapeutics, Inc. since March 2017 and Nkarta, Inc. since March 2020. Previously, Dr. Shawver served as the President and Chief Executive Officer and as a member of the board of directors of Synthorx, Inc. from November 2017 until its acquisition by Sanofi in January 2020. From September 2011 through April 2018, she served as Chief Executive Officer of Cleave Biosciences, and since September 2011 she has served as a member of the board of directors. Previously, Dr. Shawver was an Entrepreneur in Residence for 5AM Ventures and at Phenomix Corp., SUGEN, Inc. and Berlex Biosciences (formerly Triton Biosciences). Dr. Shawver holds a B.S in microbiology and a Ph.D. in pharmacology, both from the University of Iowa.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Shawver is qualified to serve on our Board of Directors due to her experience as a director and executive officer of biopharmaceutical companies, her extensive background as a scientist, and her educational background.

Directors Continuing in Office Until the 2024 Annual Meeting

Vickie Capps, 60, has served as a member of our Board of Directors since June 2020. Ms. Capps has also served on the boards of NuVasive, Inc. since June 2015, Amedisys, Inc. since October 2019, Otonomy, Inc. since March 2014 and Janux Therapeutics, Inc. since March 2021. Ms. Capps also serves on the board of the San Diego State University Research Foundation. She is also a member of the Senior Advisory Board of Consonance Capital, a healthcare investment firm. Previously, Ms. Capps served on the boards of directors of Synthorx, Inc. from April 2018 until its acquisition by Sanofi in January 2020, and Connecture, Inc. from October 2014 until April 2018. From July 2002 to December 2013, Ms. Capps was the Chief Financial Officer of DJO Global, Inc. Ms. Capps holds a B.S. in business administration and accounting from San Diego State University. Ms. Capps is also a California Certified Public Accountant.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Capps is qualified to serve on our Board of Directors because of her exceptionally strong skill set consisting of corporate finance, accounting, operations, investor relations, capital markets, and strategic business development.

Robert Hershberg, M.D., Ph.D., 58, has served as a member of our Board of Directors since February 2017. Dr. Hershberg has also served as a member of the board of directors of Adaptive Biotechnologies Corporation since February 2013, NanoString Technologies, Inc. since March 2015, and Fate Therapeutics, Inc. since May 2020. Dr. Hershberg has served as a Venture Partner at Frazier Healthcare Partners since March 2020 and has co-founded and serves as President, Chairman of the Board, and Chief Executive Officer of HilleVax, Inc. since January 2021. Previously, Dr. Hershberg was the Executive Vice President, Head of Business Development and member of the Executive Committee at Celgene Corporation from 2016 until its acquisition by Bristol-Myers Squibb in 2019. Dr. Hershberg holds a B.S. in molecular biology and M.D., both from UCLA, and a Ph.D. in biology from the Salk Institute for Biological Studies.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Hershberg is qualified to serve on our Board of Directors due to his extensive experience as a senior executive officer at multiple biotechnology companies.

Maria Koehler, M.D., Ph.D., 65, has served on our Board of Directors since March 2021. Dr. Koehler is a board-certified hematologist/oncologist and has more than 20 years of pharmaceutical and biotechnology experience. Since April 2019, Dr. Koehler has been Chief Medical Officer at Repare Therapeutics, Inc., a public precision oncology company. Prior to joining Repare, Dr. Koehler was Chief Medical Officer at Bicycle Therapeutics, a public biopharmaceutical company, from September 2017 to April 2019, and before that had roles of increasing responsibility at Pfizer Inc. from 2009 through 2017, including leading clinical development organizations for oncology therapeutics for palbociclib, and most recently as Vice President of Oncology Strategy, Innovation and Collaborations. Dr. Koehler also worked on development of emerging oncology therapeutics at GlaxoSmithKine, from 2005 to 2009, and at AstraZeneca, from 1998 to 2005. Dr. Koehler earned an M.D. and a Ph.D. in Toxicology from Silesian School of Medicine, Katowice, Poland. She received her initial training in immunology/oncology at the University of Heidelberg in Heidelberg, Germany, and additional training at St. Jude Children’s Research Hospital in the department of virology and molecular biology, and eventually became Director of Bone Marrow Transplantation at the University Hospital in Pittsburgh, Pennsylvania and then at St. Christopher’s Hospital for Children, Philadelphia, Pennsylvania.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Koehler’s management experience in the biopharmaceuticals industry and her medical background provide her with the qualifications and skills to serve on our Board of Directors.

Board Diversity

The following matrix provides the diversity statistics for our Board.

Board Diversity Matrix as of March 15, 2022

Board Size
Total Number of Directors	9

Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	5	0	1

Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	1

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors of such company. Our Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent auditors, the Board of Directors has affirmatively determined that all of our directors, other than Dr. Shawver and Dr. Thompson, are independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with our company.

Board Leadership Structure

Our Board of Directors is currently chaired by Dr. Thompson (the “Chair”). Our Chair has the authority, among other things, to call and preside over our Board of Directors meetings, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, our Chair has substantial ability to shape the work of our Board of Directors. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of our Board of Directors in its oversight of our business and affairs. In addition, we have a separate chair for each committee of our Board of Directors. The chair of each committee is expected to report annually to our Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the

Board of Directors may do so by sending written communications addressed to the Secretary of Silverback Therapeutics, Inc. at 500 Fairview Ave. N, Suite 600, Seattle, WA 98109. Each communication must set forth: the name and address of the stockholder on whose behalf the communication is sent and the number of our shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to the Board of Directors or such director. Communications determined by our Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.silverbacktx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or our directors, we will promptly disclose the nature of the amendment or waiver on our website.

Role of the Board of Directors in Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management at least annually regarding our assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers our risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks we face and our general risk management strategies. While the Board of Directors oversees our risk management, company management is responsible for day-to-day risk management processes. Our Board of Directors expects company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors leadership structure, which also emphasizes the independence of the Board of Directors in its oversight of our business and affairs, supports this approach.

Meetings of the Board of Directors

The Board of Directors held six meetings and acted by unanimous written consent without a meeting two times during 2021. Each Board member attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member, respectively.

Information Regarding Committees of the Board of Directors

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides current membership information and meeting information for fiscal 2021 for each of the committees of the Board of Director:

Name	Audit		Compensation		Nominating and Corporate Governance
Vickie L. Capps**	X	*			X
Robert Hershberg, M.D., Ph.D.					X	*
Saqib Islam, J.D.			X
Maria Koehler, M.D., Ph.D.(1)			X		X
Andrew Powell, J.D.(2)	X		X	*
Jonathan Root, M.D.	X
Laura Shawver, Ph.D.
Thilo Schroeder, Ph.D.(3)
Peter Thompson, M.D.
Total meetings in fiscal 2021	4		6		2

*	Committee Chairperson
**	Financial Expert, as defined by section 407 of the Sarbanes-Oxley Act of 2002
(1)	Dr. Koehler became a member of the Board of Directors and a member of the Nominating and Corporate Governance Committee in March 2021 and a member of the Compensation Committee in December 2021.
(2)	Mr. Powell became a member of the Audit Committee in March 2022.
(3)	Dr. Schroeder served as a member of the Audit Committee until March 2022. Dr. Schroeder is not standing for re-election to the Board of Directors at the Annual Meeting.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions which include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

•	reviewing on a periodic basis our investment policy; and

•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The current members of the Audit Committee are Ms. Capps, Dr. Root, and Mr. Powell, with Ms. Capps serving as the chair. Dr. Schroeder served as a member of the Audit Committee until March 2022, at which time Mr. Powell replaced Dr. Schroeder as a member. The Audit Committee met four times during 2021. Our Board of Directors has determined that each member of the Audit Committee is an independent director under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our Board of Directors has determined that Ms. Capps qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our Board of Directors has considered Ms. Capps’ formal education and the nature and scope of her experience with public companies. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The Audit Committee charter can be found on our website at www.silverbacktx.com in the Corporate Governance section.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Audit Committee

Vickie L. Capps, Chair

Jonathan Root, M.D.

Thilo Schroeder, Ph.D.

Compensation Committee

Our Compensation Committee currently consists of Mr. Powell, Mr. Islam, and Dr. Koehler, with Mr. Powell serving as the chair. Dr. Koehler joined the Compensation Committee in December 2021. Our Board of Directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the Nasdaq independence requirements. The Compensation Committee met six times during 2021. The Compensation Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of the Compensation Committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•	reviewing and making recommendations to the full Board of Directors regarding the compensation and other terms of employment of our executive officers;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•

establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

reviewing and making recommendations to the full Board of Directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and assessing on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Typically, we will plan for the Compensation Committee to meet quarterly and with greater frequency as necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer or General Counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all our books, records, facilities, and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice, and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority, in its sole discretion, to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee or the Board of Directors upon recommendation from the Compensation Committee, makes the significant adjustments to annual compensation, determines bonus and equity awards, and establishes new performance objectives at one or more meetings held during the first quarter of the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Board of Directors upon recommendation from the Compensation Committee, which determines any adjustments to her compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Our Compensation Committee enlists the services of a third-party company to conduct an analysis of our compensation practices compared with current market practices. In January 2021, our Compensation Committee engaged the services of Radford/Aon (“Radford”), which is part of the Rewards Solutions practice at Aon plc, to conduct a review and analysis of our executive and director compensation compared with current market practices and a peer group of companies, to be used for setting 2021 executive and director compensation levels. The 2021 peer group was chosen based on several characteristics including: comparable stage in key product and corporate development, similar growth and performance potential and market capitalization. Radford reports directly to the Chair of the Compensation Committee. The Compensation Committee has assessed the independence of Radford according to the six factors mandated by SEC and Nasdaq listing standards. After conducting this assessment and considering any potential conflicts of interest, the Compensation Committee concluded that the continued engagement of Radford did not raise any conflict of interest and did not adversely affect Radford’s independence.

Radford’s review, which consisted of an analysis of our compensation practices against prevailing market practices of identified peer group companies and broader industry trends, analyzed total direct compensation (inclusive of salary, cash bonuses and equity awards) of our executive officers and was based on an assessment of market trends through analysis of available public information in addition to proprietary data provided by Radford. As guidelines for our executives and directors, we set target cash compensation, when considering salary and bonus potential (or retainers, in the instance of directors), and equity compensation, delivered through equity-based awards, after generally referencing the 50th percentile of compensation paid to executives and directors within our compensation peer group. We target equity compensation for our executives, delivered through equity-based awards generally referencing the 50th percentile of equity compensation paid to executives in our compensation peer group. We believe that generally referencing the 50th percentile within our peer group in setting salary, bonus, and equity compensation in setting equity compensation for our executives, appropriately reflects our position and performance within our peer group. We may deviate from setting actual compensation levels at these target percentiles of the peer group with respect to our executives to reflect experience, performance levels, existing equity holdings, and market factors as deemed appropriate by the Compensation Committee or the Board of Directors. In any given year, the Compensation Committee may consider the experience and performance levels of our executives and other factors deemed appropriate and make a subjective determination that it would be appropriate for any Named Executive Officer’s (as defined below) compensation elements or targeted total compensation and equity levels to deviate from the targeted percentile of the compensation paid to similarly situated officers employed by our peer companies.

The Compensation Committee charter can be found on our website at www.silverbacktx.com in the Corporate Governance section.

Compensation Committee Interlocks and Insider Participation

As noted above, our Compensation Committee consists of Mr. Powell, Mr. Islam, and Dr. Koehler. Dr. Koehler joined the Compensation Committee in December 2021. None of the members of our Compensation Committee during 2021 has at any time been our officer or employee.

None of the members of our Compensation Committee during 2021 had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of our executive officers serve, or in the past fiscal year has served, as a member of the Board of Directors or the Compensation Committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Dr. Hershberg, Ms. Capps, and Dr. Koehler. Dr. Hershberg serves as the chair of our Nominating and Corporate Governance committee. Dr. Koehler joined the committee in March 2021. Our Board of Directors has determined that each of the members of this committee satisfies the Nasdaq independence requirements. The Nominating and Corporate Governance Committee met two times during 2021. The Nominating and Corporate Governance Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;

•	determining the minimum qualifications for service on our Board of Directors;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	evaluating, nominating and recommending individuals for membership on our Board of Directors;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	considering and assessing the independence of members of our Board of Directors;

•

developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board of Directors any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that the candidates for director, both individually and collectively, have the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills, diversity, and expertise appropriate for us. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee considers our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience, capability, race, gender, geography, thought, viewpoints, backgrounds, skills, and expertise. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including with respect to race, gender, geography, thought, viewpoints, and backgrounds), age, skills, and such other factors as it deems appropriate given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience, and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Any search firm retained to assist the Nominating and Corporate Governance Committee in seeking candidates for the Board of Directors will be instructed to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, professional and academic areas relevant to the Company’s area of focus. In addition, the Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the way it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 500 Fairview Ave. N, Suite 600, Seattle, WA 98109, Attn: Secretary, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s Annual Meeting. Submissions must include, among other things, (1) the name and address of the stockholder on whose behalf the submission is made; (2) number of our shares that are owned beneficially by such stockholder and the nominee as of the date of the submission; (3) the full name, age, business address and residence address of the proposed candidate; (4) description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director; and (7) any other information required by our Amended and Restated Bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

The Nominating and Corporate Governance Committee charter can be found on our website at www.silverbacktx.com in the Corporate Governance section.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP are expected to be present virtually at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present virtually at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (if any) are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Principal Accountant Fees and Services

The following table shows the aggregate fees for services provided for the fiscal years ended December 31, 2021 and 2020, by Ernst & Young LLP, our independent registered public accounting firm for those periods. All fees described below were pre-approved by the Audit Committee.

	Year Ended December 31,
	2021	2020
Audit Fees(1)	$525,216	$984,629
Audit Related Fees	30,000	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$555,216	$984,629

(1)

Audit fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our financial statements and review of our registration statements and related issuances of consents, and related services that are normally provided in connection with statutory and regulatory filings or engagements. Included in the 2020 audit fees is $884,629 of fees billed in connection with the completion of our December 2020 initial public offering.

In connection with the audit of the 2021 financial statements, we entered into an engagement agreement with Ernst & Young LLP, which sets forth the terms under which Ernst & Young LLP performed audit services for us.

Pre-Approval Policies and Procedures

The Audit Committee must pre-approve the audit and non-audit services rendered by our independent registered public accounting firm. The Audit Committee has adopted a policy and procedures for the pre-approval of such audit and non-audit services. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide such service. The pre-approval authority may be delegated to one or more of the Audit Committee’s members, but any pre-approval decisions must be reported to the full Audit Committee at its next scheduled meeting. Pursuant to the policy, the Audit Committee has delegated pre-approval authority to its Chair.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2022.

Name	Age	Position(s)
Laura Shawver, Ph.D.	64	Chief Executive Officer
Valerie Odegard, Ph.D.	44	President and Chief Scientific Officer
Jonathan Piazza	46	Chief Financial Officer
Naomi Hunder, M.D.	52	Chief Medical Officer

The following is biographical information for our executive officers other than Dr. Shawver, whose biographical information is included under Proposal 1.

Valerie Odegard, Ph.D. joined Silverback in 2016 and has served as our President since September 2020 and as our Chief Scientific Officer since October 2018. Dr. Odegard has also served as a member of the board of directors of Abata Therapeutics, Inc. since June 2021 and Odyssey Therapeutics, Inc. since October 2021, both privately held companies. Previously, Dr. Odegard served as Vice President of Research at Juno Therapeutics, Inc. from September 2014 to October 2016, where she was responsible for discovery, preclinical development and translational research leading to the advancement of novel cancer immunotherapies into clinical development. Previously, Dr. Odegard held research leadership positions at Novo Nordisk and Trubion Pharmaceuticals, where she oversaw the discovery and preclinical development of therapeutics for oncology and inflammatory conditions. Dr. Odegard holds a B.S. in biology from Wake Forest University and a Ph.D. in Immunobiology from Yale University.

Jonathan Piazza has served as our Chief Financial Officer since November 2020. Mr. Piazza has more than 20 years of experience in healthcare investment banking, finance, and large pharma roles. Most recently, Mr. Piazza served as a Managing Director in the Healthcare Group in the Investment Banking Division at Goldman Sachs & Co. LLC from October 2018 to November 2020, advising on and executing biopharma and life sciences financing and strategic transactions. From September 2008 to October 2018, Mr. Piazza served in multiple roles of increasing responsibility at Barclays Capital Inc., most recently as a Managing Director from December 2015 to October 2018. From August 2005 to September 2008, Mr. Piazza spent three years in the healthcare investment banking division at Lehman Brothers Holdings Inc. Prior to Lehman Brothers, Mr. Piazza was a financial advisor at Smith Barney LLC (now Morgan Stanley Smith Barney LLC), and prior to that, he worked in engineering, development and international marketing disciplines at Abbott Laboratories across multiples divisions of the company. Mr. Piazza holds a B.S. in chemical engineering from The Ohio State University and an MBA from the Haas School of Business at the University of California, Berkeley.

Naomi Hunder, M.D. has served as our Chief Medical Officer since September 2020 and Senior Vice President of Clinical Research and Development from January 2019 to September 2020. Previously, Dr. Hunder served as the Vice President, Clinical Development and Medical Affairs of Acerta Pharma B.V. from March 2017 to January 2019. From September 2010 to February 2017, Dr. Hunder held various roles at Seattle Genetics, Inc., including as Vice President, Clinical Development. Dr. Hunder holds a B.A. in biology from Carleton College and a M.D. from Jefferson Medical College of Thomas Jefferson University. Dr. Hunder completed her oncology fellowship at Fred Hutchinson Cancer Research Center and received her ABIM board certification in Medical Oncology in 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2022, by: (i) each of our directors; (ii) each of our Named Executive Officers in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 35,139,866 shares outstanding on March 15, 2022, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is c/o Silverback Therapeutics, Inc., 500 Fairview Ave. N, Suite 600, Seattle, WA 98109.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
5% Stockholders:
Entities affiliated with OrbiMed Advisors LLC(1)	8,740,887	24.9%
FMR LLC(2)	3,753,737	10.7. %
Wasatch Advisors, Inc.(3)	1,775,690	5.1%
Named Executive Officers and Directors:
Laura Shawver, Ph.D.(4)	1,079,013	3.0%
Valerie Odegard, Ph.D.(5)	327,895	*
Jonathan Piazza(6)	335,550	*
Vickie L. Capps(7)	79,711	*
Robert Hershberg, M.D., Ph.D.(8)	107,464	*
Saqib Islam, J.D.(9)	98,872	*
Maria Koehler, M.D., Ph.D.(10)	6,944	*
Andrew Powell, J.D.(11)	61,973	*
Jonathan Root, M.D.(12)	113,309	*
Thilo Schroeder, Ph.D.(13)	1,671,933	4.8%
Peter Thompson, M.D.(14)	8,758,958	24.9%
All current executive officers and directors as a group (12 persons)(15)	12,830,848	34.4%

*	Represents beneficial ownership of less than 1%.

Beneficial ownership is determined in accordance with SEC rules and includes any shares as to which the stockholder has sole or shared voting power or investment power as well as any shares that the stockholder has the right to acquire within 60 days of March 15, 2022, whether through the exercise, settlement or conversion of any stock option, restricted stock units, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(1)

Consists of 269,323 shares of common stock held by OPI VI—HoldCo LLC, 7,519,187 shares of common stock held by OrbiMed Private Investments VI, LP, and 952,377 shares of common stock held by OrbiMed Partners Master Fund Limited (collectively, “OrbiMed VI”). OrbiMed Capital GP VI LLC (“GP VI)” is the general partner of OrbiMed VI. OrbiMed Advisors LLC (“Advisors”) is the managing member of GP VI. By virtue of such relationships, GP VI and Advisors may be deemed to have voting and investment power with respect to the shares held by OrbiMed VI and as a result may be deemed to have beneficial ownership of such shares. Peter Thompson, M.D. is an employee of Advisors and is the Chairman of our Board of Directors. Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein. Each of GP VI and Advisors disclaims beneficial ownership of the shares held by OrbiMed VI, except to the extent of its or his pecuniary interest therein if any. The address for each of these entities is 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(2)

FMR LLC has sole voting and investment control over 1,607,856 shares of common stock it holds, and sole investment control over the remaining 2,145,881 shares of common stock it holds. Abigail P. Johnson is a director, the chairman and the chief executive officer of FMR LLC and may be deemed to have sole investment control and beneficial ownership over all FMR LLC shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. This information is based on a Schedule 13G/A filed with the SEC on February 9, 2022, reporting holdings as of December 31, 2021.
(3)

Wasatch Advisors, Inc. has sole voting and investment control over 1,775,690 shares of common stock it holds. JB Taylor is the chief executive officer of Wasatch Advisors, Inc. and may be deemed to have sole investment control and beneficial ownership over all Wasatch Advisors, Inc. shares. The address of Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, UT 84108. This information is based on a Schedule 13G/A filed with the SEC on February 11, 2022, reporting holdings as of December 31, 2021.

(4)

Consists of (a) 79,895 shares of common stock held by Dr. Shawver and (b) 999,118 shares of common stock that Dr. Shawver has the right to acquire from us within 60 days of March 15, 2022 pursuant to the exercise of stock options, 412,412 shares of which will be unvested but exercisable as of May 14, 2022.

(5)	Consists of 327,895 shares of common stock that Dr. Odegard has the right to acquire from us within 60 days of March 15, 2022 pursuant to the exercise of stock options.
(6)

Consists of (a) 14,284 shares of common stock held by Mr. Piazza, and (b) 321,266 shares of common stock that Mr. Piazza has the right to acquire from us within 60 days of March 15, 2022 pursuant to the exercise of stock options, 181,619 shares of which will be unvested but exercisable as of May 14, 2022.

(7)

Consists of (a) 61,576 shares of common stock held by Ms. Capps, 20,236 shares of which were subject to a right of repurchase by us as of May 14, 2022, and (b) 18,135 shares of common stock that Ms. Capps has the right to acquire from us within 60 days of March 15, 2022 pursuant to the exercise of stock options.

(8)

Consists of 107,464 shares of common stock that Dr. Hershberg has the right to acquire from us within 60 days of March 15, 2022 pursuant to the exercise of stock options, 13,990 shares of which will be unvested but exercisable as of May 14, 2022.

(9)

Consists of (a) 15,239 shares of common stock held by Mr. Islam and (b) 83,633 shares of common stock that Mr. Islam has the right to acquire from us within 60 days of March 15, 2022 pursuant to the exercise of stock options, 17,988 shares of which will be unvested but exercisable as of May 14, 2022.

(10)	Consists of 6,944 shares of common stock that Dr. Koehler has the right to acquire from us within 60 days of March 15, 2022 pursuant to the exercise of stock options.
(11)

Consists of 61,973 shares of common stock that Mr. Powell has the right to acquire from us within 60 days of March 15, 2022 pursuant to the exercise of stock options, 24,598 shares of which will be unvested but exercisable as of May 14, 2022.

(12)

Consists of (a) 95,238 shares of common stock held by Dr. Root, and (b) 18,071 shares of common stock that Dr. Root has the right to acquire from us within 60 days of March 15, 2022 pursuant to the exercise of options.

(13)

Consists of 1,671,933 shares of common stock held by Nextech VI GP S.a r.l. (“Nextech GP”), the general partner of Nextech VI Oncology SCSp (“Nextech VI”). Dr. Schroeder, a member of our Board of Directors, is a managing partner at Nextech Invest AG and shares voting and dispositive power with respect to the shares held by Nextech VI.

(14)

Consists of the shares listed in footnote (2) above and 18,071 shares of common stock that Dr. Thompson has the right to acquire from us within 60 days of March 15, 2022 pursuant to the exercise of options. Dr. Thompson shares voting and dispositive power with respect to the shares held by OrbiMed VI.

(15)

Consists of (a) the shares described in note (4) through note (14) above, (b) 189,226 shares of common stock that Dr. Hunder has the right to acquire from us within 60 days of March 15, 2022 pursuant to the exercise of options.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act (“Section 16(a)”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with; except that (i) each of Ms. Capps, Dr. Hershberg, Mr. Islam, Mr. Powell, Mr. Root and Dr. Thompson filed late reports reporting receipt of their annual option grant; and (ii) Mr. Root filed a late report reporting two transactions regarding shares purchased by his spouse’s IRA.

EXECUTIVE COMPENSATION

Overview

The Compensation Committee of the Board of Directors and the Board of Directors administer our compensation programs. Although focused on executive compensation, the Compensation Committee also sets the annual compensation guidelines for all our employees.

Our principal executive officer and the two other most highly compensated executive officers for the year ended December 31, 2021 (“Named Executive Officers”) are:

•	Laura Shawver, Ph.D., our Chief Executive Officer;

•	Valerie Odegard, Ph.D., our President and Chief Scientific Officer; and

•	Jonathan Piazza, our Chief Financial Officer.

SUMMARY COMPENSATION TABLE FOR FISCAL 2021 AND 2020

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)	Total ($)
Laura Shawver, Ph.D.	2021	530,000	—	—	291,500	—	821,500
Chief Executive Officer	2020	324,811	—	13,166,894	283,545	44,475	13,819,725
Valerie Odegard, Ph.D.	2021	440,000	—	—	193,600	—	633,600
President and Chief Scientific Officer	2020	374,472	—	6,601,819	177,912	—	7,154,203
Jonathan Piazza	2021	425,000	—	—	187,000	—	612,000
Chief Financial Officer	2020	62,664	100,000	5,909,383	32,226	105,000	6,209,273

(1)	The amounts disclosed represent annual performance-based bonuses earned in 2021 and 2020.

The elements of the compensation program for our Named Executive Officers include: base salary; an annual cash (non-equity) incentive plan bonus; long-term equity awards; and, when determined necessary, limited perquisites. Our Named Executive Officers also have severance benefits in their respective employment agreements (see “Employment Agreements with Named Executive Officers” and “Potential Payments Upon Termination or Change of Control” below).

Annual Base Salary

Base salaries for our Named Executive Officers are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels of compensation paid by our peer companies and after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we draw upon the expertise of our independent compensation consultant, who provides comparative compensation data from similar sized companies in our industry. We also draw upon the experience of members of our Board of Directors with other companies. The Compensation Committee has not previously applied specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then-current base salary. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.

The compensation of our Named Executive Officers other than Dr. Shawver is generally determined and approved by our Compensation Committee. The compensation of Dr. Shawver is determined and approved by our Board of Directors without members of management present, based on recommendations from our Compensation Committee.

The 2021 and 2020 annual base salaries for our Named Executive Officers are set forth in the table below.

Name	2020 Base Salary ($)	2021 Base Salary ($)
Laura Shawver, Ph.D.(1)	530,000	530,000
Valerie Odegard, Ph.D.(2)	440,000	440,000
Jonathan Piazza(3)	425,000	425,000

(1)

Dr. Shawver joined us as our President and Chief Executive Officer on April 16, 2020 at an annual salary of $450,000. In November 2020, our Board of Directors approved an increase to Dr. Shawver’s salary to $530,000, contingent and effective upon the execution of the underwriting agreement related to our initial public offering, which was executed on December 3, 2020.

(2)

In September 2020, Dr. Odegard was appointed President and Chief Scientific Officer and her annual base salary was increased to $400,000 at the close of our Series C financing. In November 2020, our Board of Directors approved an increase to Dr. Odegard’s annual base salary to $440,000, contingent and effective upon the execution of the underwriting agreement related to our initial public offering, which was executed on December 3, 2020.

(3)

Mr. Piazza joined us as our Chief Financial Officer on November 5, 2020 at an annual salary of $400,000. Our Board of Directors approved an increase to Mr. Piazza’s salary to $425,000, contingent and effective upon the execution of the underwriting agreement related to our initial public offering, which was executed on December 3, 2020.

Annual Performance-Based Bonus Opportunity

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. In 2021, each of our Named Executive Officers was eligible to receive an annual performance bonus based on the achievement of performance goals as determined by our Board of Directors or an authorized committee thereof. Each Named Executive Officer has a target bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below. In November 2020, our Board of Directors approved the following target bonus percentages:

Name	2021 Target Bonus
Laura Shawver, Ph.D.	50%
Valerie Odegard, Ph.D.	40%
Jonathan Piazza	40%

The annual corporate performance goals are generally tied to achievement of research, clinical, and regulatory milestones related to our clinical development programs. The Compensation Committee and our Board of Directors reviews the Company’s achievement of the corporate goals in their totality, taking into account the Company’s overall performance for the year.

For 2021, the payment of annual performance bonuses to our Named Executive Officers was based on achievement of our corporate goals. The corporate goals established and achieved for 2021 included various financing and research and development activities and objectives related to our clinical development programs. In January 2022, the Board of Directors determined that 110% of the 2021 corporate goals had been achieved. Dr. Shawver’s performance-based bonus was approved by the Board of Directors in the amount of $291,500. Dr. Odegard’s performance-based bonus was approved by the Board of Directors in the amount of $193,600. Mr. Piazza’s performance-based bonus was approved by the Board of Directors in the amount of $187,000.

Equity-Based Incentive Awards

Our long-term, equity-based incentive awards are designed to align the interests of our executive officers and our other employees, non-employee directors, and consultants with the interests of our stockholders. Because vesting is generally subject to continued service over a period of several years following the date of grant, our equity-based incentives also serve as a retention device for executive officers, employees and other service providers. We generally provide initial equity-based incentive awards in connection with the commencement of employment of our executive officers as an inducement to commencement of employment, and we generally granted annual refresher equity-based incentive awards to our executive officers at or shortly following the end of each year (though our Named Executive Officers did not receive refresh awards in 2021), each of which are subject to vesting over a period of multiple years in order to facilitate retention. The stock option grants are intended to create a direct link between our executives’ compensation and our stock price appreciation. Because the executive must pay a cash exercise price equal to the value of the stock on the date the option is granted, the executive will only receive value from the option grant if the value of our stock increases following the option grant date. We also believe that if our executives own shares of our common stock with value that is significant to them, but which value cannot be immediately realized, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. Our stock option awards are granted subject to vesting restrictions, so they are earned over a period of years during the executive officer’s continued service with us following the option grant date. We also believe that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management, and other employees.

All stock options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events, as described in more detail under the subsections titled “—Potential Payments and Benefits upon Termination or Change in Control.”

401(k) Plan

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity incentive plan awards held by each Named Executive Officer as of December 31, 2021.

	Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price Per Share ($)(2)	Option Expiration Date
Laura Shawver, Ph.D.	4/29/2020	701,590	(3)	0		1.27	4/28/2030
	10/1/2020	69,435		152,757	(4)	6.65	9/30/2030
	12/3/2020	140,657		421,974	(5)	21.00	12/2/2030
Valerie Odegard, Ph.D.	12/15/2016	38,030		0	(6)	2.31	12/14/2026
	7/12/2018	19,154		2,544	(7)	1.08	7/11/2028
	12/19/2018	33,942		749	(8)	1.09	12/18/2028
	4/29/2020	58,663		98,508	(9)	1.27	4/28/2030
	10/1/2020	19,350		42,594	(4)	6.65	9/30/2030
	12/3/2020	91,226		273,678	(5)	21.00	12/2/2030
Jonathan Piazza	11/5/2020	290,852	(10)	0		10.25	11/4/2030
	12/3/2020	18,682		56,048	(5)	21.00	12/2/2030

(1)

Option awards with grant dates prior to December 3, 2020 were granted under our 2016 Equity Incentive Plan (the “2016 Plan”). Option awards with grant dates on or after December 3, 2020 were granted under our 2020 Equity Incentive Plan (the “2020 Plan”).

(2)	These option awards were granted with a per share exercise price equal to the fair market value of our common stock on the grant date, as determined in good faith by our Board of Directors.
(3)

This option is divided into three tranches with the following vesting schedules: (i) 481,736 shares commenced vesting on April 16, 2020, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date; (ii) 67,616 shares will commence vesting on October 1, 2022 in monthly installments of 3,058 shares per month, subject to continued service through each such vesting date; and (iii) 152,238 shares commenced vesting on September 18, 2020, with 1/48th vesting in equal monthly installments, subject to continued service through each such vesting date. All shares are exercisable immediately, subject to a repurchase right in favor of the Company which lapses as the option vests.

(4)	This option vests over four years commencing on October 1, 2020, with 1/48th vesting in equal monthly installments, subject to continued service through each such vesting date.
(5)	This option vests over four years commencing on December 3, 2020, with 1/48th vesting in equal monthly installments, subject to continued service through each such vesting date.
(6)

This option vests over four years commencing on October 24, 2016, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date.

(7)	This option vests over four years commencing on June 1, 2018, with 1/48th vesting in equal monthly installments, subject to continued service through each such vesting date.
(8)

This option vests over four years commencing on December 19, 2018, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date.

(9)

This option is divided into three tranches with the following vesting schedules: (i) 60,805 shares commenced vesting on March 4, 2020, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date; (ii) 47,312 shares commenced vesting on July 1, 2020, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date; and (iii) 49,054 shares commenced vesting on September 18, 2020, with 1/48th vesting in equal monthly installments, subject to continued service through each such vesting date.

(10)

This option vests over four years commencing on November 5, 2020, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date. All shares are exercisable immediately, subject to a repurchase right in favor of the Company which lapses as the option vests.

Options held by our Named Executive Officers are eligible for accelerated vesting under specified circumstances. Please see the subsection titled “—Potential Payments Upon Termination or Change of Control” below for a description of such potential acceleration.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Pension Benefits

Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal years ended December 31, 2020 and 2021.

Nonqualified Deferred Compensation

Our Named Executive Officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during the fiscal years ended December 31, 2020 and 2021.

Employment, Severance and Change in Control Agreements

Employment Agreements with Named Executive Officers

Below are descriptions of our employment agreements with our Named Executive Officers. For a description of the severance pay and other benefits to be provided in connection with a termination of employment and/or change in control under the arrangements with our Named Executive Officers, please see “Potential Payments Upon Termination or Change in control” below.

Laura Shawver, Ph.D. We entered into an employment agreement with Dr. Shawver in March 2020, as amended in May 2020, which governs the current terms of Dr. Shawver’s employment with us. Pursuant to the agreement, Dr. Shawver is entitled to an initial annual base salary of $450,000 and is eligible to receive an annual performance bonus of up to 50% of her annual base salary, as determined by our Board of Directors. As mentioned above, as of December 3, 2020, Dr. Shawver was entitled to an annual base salary of $530,000, which amount is subject to annual review by and at the sole discretion of our Board of Directors. Dr. Shawver’s employment is at will.

Valerie Odegard, Ph.D. We entered into an employment agreement with Dr. Odegard in July 2016, which governed the initial terms of Dr. Odegard’s employment with us. Pursuant to the agreement, Dr. Odegard was entitled to an initial annual base salary of $260,000 and was eligible to receive an annual performance bonus of up to 25% of her annual base salary As mentioned above, as of December 3, 2020, Dr. Odegard was entitled to an annual base salary of $440,000 and was eligible to receive an annual performance bonus with a target achievement of 40%, which amounts are subject to annual review by and at the sole discretion of our Board of Directors. Dr. Odegard’s employment is at will.

Jonathan Piazza. We entered into an employment agreement with Mr. Piazza in November 2020, which governs the current terms of Mr. Piazza’s employment with us. Pursuant to the agreement, Mr. Piazza is entitled to an initial annual base salary of $400,000, which increased to $425,000 upon the execution of the underwriting agreement related to our initial public offering, which occurred on December 3, 2020. Additionally, Mr. Piazza is eligible to receive an annual performance bonus of up to 40% of his annual base salary, as determined by our Board of Directors. Mr. Piazza was also awarded a one-time signing bonus of $100,000. Subject to his relocation to the Seattle, Washington area by no later than September 1, 2021, Mr. Piazza (i) received $100,000 to assist in covering the cost he incurs in connection with selling his existing residence, moving expenses and the closing costs for the purchase of a residence in the Seattle, Washington area; and (ii) is entitled to receive $7,500 per month as a temporary housing stipend until Mr. Piazza receives $45,000 (six months following his relocation to the Seattle, Washington area). Mr. Piazza’s employment is at will.

Potential Payments Upon Termination or Change of Control

Regardless of the manner in which a Named Executive Officer’s service terminates, each Named Executive Officer is entitled to receive amounts previously earned during his or her term of service, including accrued and unpaid salary and unused vacation pay, as applicable.

Equity Award Acceleration

In November 2020, our Board of Directors amended all outstanding options granted under our 2016 Plan, including options held by our executive officers, to provide that in the event of a “change of control” (as defined in our 2016 Plan) in which the surviving corporation or acquiring corporation (or its parent company) assumes or continues the option or substitutes a similar stock award for such option, then the portion of the option that has not vested as of the effective time of such change of control will continue to vest according to the vesting schedule in the applicable grant notice; provided, that such portion of the option will vest no less favorably than ratably over the 12 month period following the change of control. In addition, pursuant to the November 2020 amendment, if a change of control occurs and within three months prior to, or within 12 months after, the effective time of such change of control, the holder’s continuous service terminates due to an involuntary termination (not including death or “disability”) without “cause” or due to the holder’s voluntary termination with “good reason” (each, as defined in our 2016 Plan), then, as of the later of (i) the date of termination of continuous service and (ii) immediately prior to the effective time of such change of control, the vesting and exercisability of the option will be accelerated in full. Award agreements used to grant options to employees, including our executive officers, under our 2020 Plan include provisions that are similar to the foregoing.

Change in Control and Severance Benefit Plan

In November 2020, our Board of Directors approved the Silverback Therapeutics, Inc. Change in Control and Severance Benefit Plan (the Severance Plan), which became effective on December 3, 2020. The Severance Plan and the individual agreement with each participant in the Severance Plan, or the participation agreement, provide for severance benefits, including in connection with a “change in control” (as defined in the Severance Plan), for certain of our employees, including our executive officers, subject to execution and effectiveness of a release of claims.

The Severance Plan and the participation agreements with our executive officers provide that, in the event of an involuntary termination, which is either a termination without “cause” (not including death or “disability”) or a resignation for “good reason” (each, as defined in the Severance Plan), that occurs during the time period commencing three months prior to the to the closing of a change in control and ending 12 months following the closing of such change in control, or the change in control period, (i) Dr. Shawver will be entitled to a lump sum cash payment equal to 24 months of her base salary, a lump sum cash payment equal 200% of her annual target cash bonus for the year in which her termination occurs, a lump sum cash payment equal to a prorated portion of her target annual cash bonus for the year in which her termination occurs, up to 18 months of continued group health plan benefits, and a lump sum payment in an amount equal to the premiums required to continue her group health plan benefits for an additional six months; and (ii) our other executive officers will each be entitled to a lump sum cash payment equal to 18 months of the executive officer’s base salary, 150% of the executive officer’s annual target cash bonus for the year in which the executive officer’s termination occurs, a lump sum cash payment equal to a prorated portion of the executive officer’s target annual cash bonus for the year in which the executive officer’s termination occurs, up to 18 months of continued group health plan benefits, and, other than for Mr. Piazza, 100% accelerated vesting of all outstanding stock options and other stock awards held by the executive officer. Additionally, pursuant to the terms of the Severance Plan and their participation agreements, all stock options and other stock awards held by Dr. Shawver and Mr. Piazza will automatically vest in full upon the closing of a change in control (whether or not Dr. Shawver or Mr. Piazza experience an involuntary termination in connection with such change in control).

In addition, the Severance Plan and participation agreements with our executive officers provide that, in the event of an involuntary termination that occurs outside of the change in control period, (i) Dr. Shawver will be entitled to continued payment of her base salary for a period of 12 months and up to 12 months of continued group health plan benefits; and (ii) our other executive officers will each be entitled to continued payment of the executive officer’s base salary for a period of nine months and up to nine months of continued group health plan benefits.

We believe that these severance benefits are an important element of our executive compensation and retention program, which has particular importance in the context of a corporate transaction because providing change in control related severance benefits also should eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential transactions that may be in the best interests of our stockholders. We also believe that our severance benefit arrangements with our Named Executive Officers are consistent with compensation arrangements provided in a competitive market for executive talent and the events triggering payment represent appropriate hurdles for the severance benefits. We further believe that the benefits of such severance arrangements, including generally requiring a release of claims against us as a condition to receiving the severance benefits, are in the best interests of the Company.

Other Compensation and Benefits

All of our Named Executive Officers are eligible to participate in our employee benefit plans, including our medical, dental, vision and life plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death, and dismemberment insurance for all of our employees, including our Named Executive Officers. We generally do not provide perquisites or personal benefits to our Named Executive Officers.

Compensation Recovery Policies

The Board of Directors and the Compensation Committee have not determined whether they would attempt to recover bonuses from our executive officers if the performance objectives that led to the bonus determination were to be restated, or found not to have been met to the extent originally believed by the Board of Directors or the Compensation Committee. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and

Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once final regulations on the subject have been adopted.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2021, with respect to all of our equity compensation plans in effect on that date.

Plan Category:	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2016 Equity Incentive Plan(1)	3,290,058	$3.59	—
2020 Equity Incentive Plan(2)	3,080,815	$22.67	2,931,012
2020 Employee Stock Purchase Plan(3)	—	$—	627,185
Total equity compensation plans approved by security holders	6,370,873		3,558,197

Equity compensation plans not approved by security holders(4)	—	—	—

(1)

Upon adoption of our 2020 Plan, we restricted future grants from our 2016 Plan. Shares of our common stock reserved for issuance under the 2016 Plan that are repurchased, forfeited, expired, or cancelled increase the number of shares of our common stock reserved for issuance under the 2020 Plan.

(2)

Under the terms of our 2020 Plan, the number of shares of our common stock reserved for issuance under our 2020 Plan will automatically increase on January 1 of each year through January 1, 2030 by a number of shares equal to (i) 5% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or (ii) a lesser amount determined by our Board of Directors.

(3)

Under the terms of our 2020 Employee Stock Purchase Plan (our “ESPP”), the number of shares of our common stock reserved for issuance under our ESPP will automatically increase on January 1 of each calendar year through January 1, 2030 by a number of shares equal to the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year; (ii) 700,000 shares; or (iii) a lesser amount determined by our Board of Directors.

(4)	As of December 31, 2021, we did not have any equity compensation plans that were not approved by our stockholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table summarizes the compensation earned by or paid to each of the non-employee directors in 2021:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2021

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)(2)	Total ($)
Vickie L. Capps	54,000	287,211	341,211
Robert Hershberg, M.D., Ph.D.	43,000	287,211	330,211
Saqib Islam, J.D.	41,047	287,211	328,258
Maria Koehler, M.D., Ph.D.(3)	32,064	953,978	986,042
Andrew Powell, J.D.	45,000	287,211	332,211
Jonathan Root, M.D.	42,500	287,211	329,711
Thilo Schroeder, Ph.D.(4)	—	—	—

(1)

Amounts listed represent the aggregate grant date fair value amount computed as of the grant date of each option awarded in 2021 in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)

The aggregate number of shares subject to outstanding stock options and stock awards held as of December 31, 2021 by the non-employee directors who are listed in the table above, which includes grants made to the non-employee directors in 2021 and prior calendar years, are as follows: 53,405 shares subject to outstanding stock options and 26,283 shares that are subject to our repurchase for Ms. Capps; 161,125 shares subject to outstanding stock options for Dr. Hershberg; 135,448 shares subject to outstanding stock options for Mr. Islam; 25,000 shares subject to outstanding stock options for Dr. Koehler; 88,062 shares subject to outstanding stock options for Mr. Powell; and 53,270 shares subject to outstanding stock options for Dr. Root.

(3)	Dr. Koehler joined our Board of Director in March 2021.
(4)	Dr. Schroeder is not standing for re-election as a member of the Board of Directors at the Annual Meeting.

Our Board of Directors adopted a non-employee director compensation policy in November 2020 that is applicable to all of our non-employee directors. The compensation policy was amended effective as of January 2022 and April 2022, each following a review of the program. As in effect for 2021, our compensation policy provided that each non-employee director will receive the following compensation for service on our Board of Directors:

•	an annual cash retainer of $35,000 (increased to $40,000 effective as of January 2022);

•	an additional annual cash retainer of $30,000 for service as Chairman of Board of Directors;

•

an additional annual cash retainer of $7,500, $5,000 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (not applicable to committee chairs);

•

an additional annual cash retainer of $15,000, $10,000 and $8,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•

an initial option grant to purchase 30,000 shares of our common stock (amended to an option covering 36,000 shares of our common stock effective as of April 2022) on the date of each such non-employee director’s appointment to our Board of Directors, with the shares vesting in 36 equal monthly installments, subject to continued service as a director through the vesting date; and

•

an annual option grant to purchase 15,000 shares of our common stock (amended to an option covering 18,000 shares of our common stock effective as of April 2022) on the date of each of our annual stockholder meetings, with the shares vesting on the earlier of the first anniversary of the date of grant or the next annual stockholders meeting, subject to continued service as a director though the applicable vesting date. In addition to the initial option grant described above, in the event a director is appointed prior to an annual stockholder meeting, such director will receive a prorated annual option grant.

Each of the options granted under our non-employee director compensation policy will be granted under our 2020 Plan. Each option awarded to directors under the non-employee director compensation policy will be subject to accelerated vesting upon a “change in control” (as defined in the 2020 Plan). The term of each option will be ten years, subject to earlier termination as provided in the 2020 Plan.

We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings. Director’s fees are prorated to the date the director is appointed or elected.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation and our amended and restated bylaws limit our directors’ liability, and may indemnify our directors and officers to the fullest extent permitted under Delaware General Corporation Law (“DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or recession.

The DGCL and our amended and restated bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered, and intend to continue to enter, into separate indemnification agreements with some of our directors and officers. These indemnification agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as a director or officer, or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2020 and any currently proposed transactions, to which we were a participant, in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section above titled “Executive Compensation.”

Financings

Insider Participation in Initial Public Offering

In December 2020, we issued an aggregate 13,225,000 shares of our common stock in our initial public offering at a purchase price per share of $21.00 per share. Certain of our principal stockholders who were greater than 5% stockholders, including entities affiliated with certain of our directors, as well as certain of our executive officers and directors, purchased shares of our common stock in the offering at the initial public offering price per share. The following table sets forth the aggregate number of shares issued to these related parties, and their affiliated entities, in the initial public offering:

Participants	Common Shares in Initial Public Offering
EcoR1 Capital Fund and its affiliated entities	1,095,239
Hunt Pacific, L.P.	150,000
Nextech VI Oncology SCSp(1)	238,096
OrbiMed Private Investments VI, L.P.(2)	1,190,477
Pontifax and its affiliated entities	95,239
Vickie Capps	9,523
Jonathan Piazza	11,904
Jonathan Root	95,238

(1)	Nextech VI Oncology SCSp is affiliated with Thilo Schroeder, Ph.D., one of our non-employee directors.
(2)

OrbiMed Capital GP VI LLC (“OrbiMed GP”), is the general partner of OrbiMed VI. OrbiMed Advisors is the managing member of OrbiMed GP. Dr. Thompson, the Chairman of our Board of Directors, is a managing partner at OrbiMed Advisors.

Series C Redeemable Convertible Preferred Stock Financing

In September 2020, we entered into a Series C redeemable convertible preferred stock purchase agreement with various investors, pursuant to which we issued and sold an aggregate of 24,926,685 shares of our Series C redeemable convertible preferred stock at a price per share of $3.41 for gross proceeds of $84.9 million.

The table below sets forth the number of shares of our Series C redeemable convertible preferred stock purchased by our executive officers, directors, holders of more than 5% of our capital stock and their affiliated entities or immediate family members. In December 2020, each share of Series C redeemable convertible preferred stock in the table below was converted into one share of our common stock upon the completion of our initial public offering.

Name	Series C Redeemable Convertible Preferred Stock (#)	Aggregate Purchase Price ($)
Greater than 5% stockholders:
OrbiMed Private Investments VI, LP(1)	3,918,279	13,361,331
U.S. Venture Partners XII, L.P.(2)	1,128,289	3,847,465

(1)	OrbiMed GP is the general partner of OrbiMed VI. OrbiMed Advisors is the managing member of OrbiMed GP. Dr. Thompson, the Chairman of our Board of Directors, is a managing partner at OrbiMed Advisors.
(2)

Includes 1,073,793 shares of Series C preferred stock purchased by U.S. Venture Partners XII, L.P. and 54,496 shares of Series C preferred stock purchased by U.S. Venture Partners XII-A, L.P. Presidio Management Group XII, L.L.C. (“PMG XII”) is the general partner of U.S. Venture Partners XII, L.P. and U.S. Venture Partners XII-A, L.P. Dr. Root, a member of our Board of Directors, is a managing member of PMG XII.

Series B Redeemable Convertible Preferred Stock Financing

In March 2020, we entered into a Series B preferred stock purchase agreement with various investors, pursuant to which, in three separate tranches, we issued and sold an aggregate of 36,433,916 shares of our Series B redeemable convertible preferred stock. 4,673,388 shares were issued upon conversion of then outstanding convertible notes and accrued interest and 31,760,528 were sold at a price per share of $2.16 for gross proceeds of $68.4 million.

The table below sets forth the number of shares of our Series B redeemable convertible preferred stock purchased by our executive officers, directors, holders of more than 5% of our capital stock and their affiliated entities or immediate family members. In December 2020, each share of Series B redeemable convertible preferred stock in the table below was converted into one share of our common stock upon the completion of our initial public offering.

Name	Series B Redeemable Convertible Preferred Stock (#)	Aggregate Purchase Price ($)
Greater than 5% stockholders:
OrbiMed Private Investments VI, LP(1)	9,259,259	19,999,999
U.S. Venture Partners XII, L.P.(2)	6,944,444	14,999,999

(1)	OrbiMed GP is the general partner of OrbiMed VI. OrbiMed Advisors is the managing member of OrbiMed GP. Dr. Thompson, the Chairman of our Board of Directors, is a managing partner at OrbiMed Advisors.
(2)

Includes 6,609,027 shares of Series B redeemable convertible preferred stock purchased by U.S. Venture Partners XII, L.P. and 335,417 shares of Series B redeemable convertible preferred stock purchased by U.S. Venture Partners XII-A, L.P. PMG XII is the general partner of U.S. Venture Partners XII, L.P. and U.S. Venture Partners XII-A, L.P. Dr. Root, a member of our Board of Directors, is a managing member of PMG XII.

Convertible Promissory Note Financing

In October 2019, we issued convertible promissory notes in the aggregate principal amount of $10.0 million with an annual interest rate of 3% per annum, pursuant to a note purchase agreement, with various investors, or the note financing.

The table below sets forth the principal amount of convertible promissory notes purchased by our executive officers, directors, holders of more than 5% of our capital stock and their affiliated entities or immediate family members. In March 2020, $10.1 million of principal and accrued and unpaid interest were converted into approximately 4,673,388 shares of the Company’s Series B redeemable convertible preferred stock. In December 2020, each share of Series B redeemable convertible preferred stock was converted into one share of our common stock upon the completion of our initial public offering.

Name	Principal Amount of Notes ($)
Greater than 5% stockholders:
OrbiMed Private Investments VI, LP(1)	5,000,000

(1)	OrbiMed GP is the general partner of OrbiMed VI. OrbiMed Advisors is the managing member of OrbiMed GP. Dr. Thompson, the Chairman of our Board of Directors, is a managing partner at OrbiMed Advisors.

Investors’ Rights, Management Rights, Voting and Co-Sale Agreements

In connection with our redeemable convertible preferred stock financings, we entered into investors’ rights, voting and right of first refusal, and co-sale agreements containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of our capital stock. The holders of more than 5% of our capital stock listed above are parties to these agreements. Our executive officers and directors who were parties to these agreements or who were related to parties to these agreements are Dr. Thompson, Dr. Root, Dr. Schroeder, and Scott Platshon (who was one of our directors and departed our Board of Directors in December 2020).

These stockholder agreements terminated upon the completion of our initial public offering, except for the registration rights granted under our investors’ rights agreement, which will terminate upon the earliest of (i) the closing of a deemed liquidation event, as defined in our amended and restated certificate of incorporation, as currently in effect; (ii) with respect to each stockholder, the date when such stockholder can sell all of its registrable shares without limitation during a three-month period without registration pursuant to Rule 144 of the Securities Act (“Rule 144”), or another similar exemption under the Securities Act; and (iii) five years after the completion of this offering.

Consulting Arrangements

In September 2018, we entered into a consulting agreement with Dr. Thompson, the Chairman of our Board of Directors. Pursuant to the consulting agreement, Dr. Thompson provided business strategy and research and development consulting and served as our President and Chief Executive Officer and did not receive any consideration in connection therewith. Dr. Thompson’s consulting agreement was terminated in April 2020. Prior to the completion of our initial public offering, Dr. Thompson did not receive any salary, commission, or other fees for serving as the Chairman of our Board of Directors.

Indemnification Agreements

We have entered into indemnification agreements with certain of our current directors and executive officers upon the completion of our initial public offering. Our amended and restated Certificate of Incorporation and our amended and restated Bylaws provides that we will indemnify our directors and officers to the fullest extent permitted by applicable law.

Policies and Procedures for Related Party Transactions

We adopted a related-person transactions policy upon the completion of our initial public offering, which sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant, or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director, or a holder of more than five percent of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors, and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Silverback stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors.

/s/ Laura Shawver
Laura Shawver, Ph.D.
President and Chief Executive Officer

April 28, 2022

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: Silverback Therapeutics, Inc., Attn: Secretary, 500 Fairview Ave. N, Suite 600, Seattle, Washington 98109.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:INTERNETGo To:www.proxypush.com/SBTX" Cast your vote onlineP.O. BOX 8016, CARY, NC 27512-9903 " Have your Proxy Card ready" Follow the simple instructions to record your votePHONE Call 1-866-355-8664" Use any touch-tone telephone" Have your Proxy Card ready" Follow the simple recorded instructionsMAIL" Mark, sign and date your Proxy Card" Fold and return your Proxy Card in the postage-paid envelope providedYou must register to attend the meeting online and/or participate at www.proxydocs.com/SBTXSilverback Therapeutics, Inc.Annual Meeting of StockholdersFor Stockholders of record as of April 11, 2022TIME: Friday, June 10, 2022 10:00 AM, Pacific TimePLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/SBTX for more details.This proxy is being solicited on behalf of the Board of DirectorsThe undersigned hereby appoints Laura Shawver, Ph.D. and Jonathan Piazza (collectively, "Named Proxies") (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Silverback Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Silverback Therapeutics, Inc.Annual Meeting of StockholdersPlease make your marks like this: XTHE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2BOARD OF DIRECTORSPROPOSAL YOUR VOTE RECOMMENDS1. To elect the two nominees for Class II director named in the accompanying proxy statement to serve for three-year terms until the 2025 Annual Meeting of Stockholders.FOR WITHHOLD1.01 Andrew Powell, J.D. FOR#P2# #P2#1.02 Peter Thompson, M.D. FOR#P3# #P3#FOR AGAINST ABSTAIN2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as FOR our independent registered public accounting firm for our fiscal year ending December 31, 2022. #P4# #P4# #P4#3. To conduct any other business properly brought before the meeting.You must register to attend the meeting online and/or participate at www.proxydocs.com/SBTXAuthorized Signatures - Must be completed for your instructions to be executed.Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.Signature (and Title if applicable) Date Signature (if held jointly) Date